Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-149861) of NextWave Wireless Inc.,
(2)	Registration Statement (Form S-8 No. 333-144550) pertaining to the IPWireless, Inc. Employee Stock Bonus Plan of NextWave Wireless Inc.,
(3)	Registration Statement (Form S-8 No. 333-144549) pertaining to the NextWave Wireless Inc. 2007 New Employee Stock Incentive Plan,
(4)

Registration Statement (Form S-8 No. 333-142542) pertaining to the NextWave Wireless Inc. 2005 Stock Incentive Plan, Cygnus Communications, Inc. 2004 Stock Option Plan, PacketVideo Corporation 2005 Equity Incentive Plan, NextWave Wireless Inc. 2007 New Employee Stock Incentive Plan, GO Networks, Inc. Employee Stock Bonus Plan of NextWave Wireless Inc.,

(5)	Registration Statement (Form S-8 No. 333-139169) pertaining to the PacketVideo Corporation 2005 Equity Incentive Plan of NextWave Wireless Inc.,

of NextWave Wireless Inc., of our reports dated April 1, 2009, with respect to the consolidated financial statements and schedule of NextWave Wireless Inc., and the effectiveness of internal control over financial reporting of NextWave Wireless Inc., included in this Annual Report (Form 10-K) for the year ended December 27, 2008.

 /s/ Ernst & Young LLP

San Diego, California

April 1, 2009